Exhibit 10.2

ONCOR ELECTRIC DELIVERY COMPANY LLC

$174,000,000 3.86% Senior Notes, Series A, due December 3, 2025

and

$38,000,000 3.86% Senior Notes, Series B, due January 14, 2026

NOTE PURCHASE AGREEMENT

Dated as of May 6, 2019

i

ii

SCHEDULE A	—	DEFINED TERMS

SCHEDULE B	—	INFORMATION RELATING TO PURCHASERS

Error! Reference source not found.	—	FORM OF 3.86% SENIOR NOTE, SERIES A, DUE DECEMBER 3, 2025

Error! Reference source not found.	—	FORM OF 3.86% SENIOR NOTE, SERIES B, DUE JANUARY 14, 2026

Schedule 4.11		FORM OF OPINION OF COUNSEL

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Oncor Electric Delivery Company LLC

1616 Woodall Rodgers Freeway

Dallas, Texas 75202

3.86% Senior Notes, Series A, Due December 3, 2025

And

3.86% Senior Notes, Series B, Due January 14, 2026

Dated as of May 6, 2019

To Each Of The Purchasers Listed In

Schedule B Hereto:

Ladies and Gentlemen:

Oncor Electric Delivery Company LLC, a Delaware limited liability company (together with any successor thereto that becomes a party hereto pursuant to Section 8.5(a), the “Company”), agrees with each of the Purchasers as follows:

Section 1. Authorization of Notes.

The Company will authorize the issue of (i) $174,000,000 aggregate principal amount of its 3.86% Senior Notes, Series A, due December 3, 2025 (the “Series A Notes”) and (ii) $38,000,000 aggregate principal amount of its 3.86% Senior Notes, Series B, due January 14, 2026 (the “Series B Notes” and together with the Series A Notes, as each may be amended, restated or otherwise modified from time to time pursuant to Section 16 and including any such notes issued in substitution therefor pursuant to Section 12, the “Notes”). The Notes shall be substantially in the forms set out in Error! Reference source not found. and Error! Reference source not found., respectively and secured by a perfected first priority security interest (subject to Permitted Liens) in the Mortgaged Property ratably with the Secured Parties. Certain capitalized and other terms used in this Agreement are defined in Schedule A. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Section 2. Exchange of Notes.

Subject to the conditions set forth in Section 4 and Section 5 of this Agreement, each Purchaser will deliver to the Company the principal amount of the outstanding 3.86% Senior Notes, Series A, due December 3, 2025 and 3.86% Senior Notes, Series B, due January 14, 2026 specified on Schedule B, each issued by SDTS (collectively, the “Exchanged Notes”), in exchange for the principal amount of Notes specified on Schedule B at the Closing provided for in Section 3. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3. Closing.

Subject to the conditions set forth in Section 4 and Section 5 of this Agreement, the exchange of the Exchanged Notes by each Purchaser for Notes (the “Closing”) shall occur on the Merger Closing Date substantially contemporaneously with, but immediately after, the InfraREIT Merger. At the Closing, (a) each Purchaser shall deliver or cause to be delivered to the Company, all right, title and interest in and to its Exchanged Notes, including the original Exchanged Notes with appropriate endorsements, as specified on Schedule B hereto, free and clear of any Liens, together with any documents of conveyance or transfer that the Company may deem reasonably necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Notes, free and clear of any Liens, (b) the Company shall deliver to each Purchaser the Notes to be issued to such Purchaser set forth on Schedule B in the form of a single Note for each series of Notes (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), and (c) the Company shall pay to each Purchaser an amount equal to the accrued and unpaid interest on such Purchaser’s Exchanged Notes to, but excluding, the date of the Closing.

Section 4. Conditions to Purchasers’ Obligations.

Each Purchaser’s obligation to exchange its Exchanged Notes for the Notes to be issued to such Purchaser at the Closing is subject to the fulfillment, prior to or at the Closing, of the following conditions:

Section 4.1 InfraREIT Merger. The InfraREIT Merger shall have been consummated in accordance with the Merger Agreement without giving effect to any waiver, modification or consent thereunder that is materially adverse to the interests of the Purchasers.

Section 4.2 No Legal Restraint. No court or other Governmental Authority of competent jurisdiction shall have enacted, issued or promulgated, enforced or entered any law, regulation, order, or decree that is in effect and restrains, enjoins or otherwise prohibits or makes illegal the consummation of the transactions contemplated hereunder.

Section 4.3 Representations and Warranties. The representations and warranties of the Company in this Agreement and the other Note Documents shall be correct in all material respects when made and at the Closing; provided that if a representation or warranty specifies a specific date, other than the date of Closing, such representation or warranty shall be correct in all material respects as of such other date.

Section 4.4 Performance; No Default. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Note Documents required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue of the Notes, no Default or Event of Default shall have occurred and be continuing.

Section 4.5 Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4.1, 4.3, 4.4 and 4.8 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the other Note Documents and (ii) the Company’s organizational documents as then in effect.

Section 4.6 Payment of Counsel Fees. Without limiting Section 14.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of one counsel to the Purchasers as a whole to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.7 Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes prior to the date of the Closing with respect to such series of Notes.

Section 4.8 Changes in Structure. The Company shall not have changed its jurisdiction of formation or, except as provided in Section 8.5 and except for the transactions contemplated by the Merger Agreement, been a party to any merger or consolidation, at any time following the date of the most recent financial statements delivered to the Purchasers.

Section 4.9 Proceedings and Documents. Such Purchaser shall have received executed copies of the following, each to be dated the date of the Closing unless otherwise indicated:

(a) the Notes to be issued to such Purchaser;

(b) the certificate of formation of the Company certified as of a recent date by the Secretary of State of the State of Delaware and by the Company’s Secretary or Assistant Secretary or other authorized officer;

(c) the organizational documents of the Company, certified by the Company’s Secretary or Assistant Secretary or other authorized officer;

(d) an incumbency certificate signed by the secretary and one other officer of the Company, certifying as to the names, titles and true signatures of the officers of the Company authorized to sign this Agreement, the Notes and the other Note Documents to be executed at the Closing;

(e) a certificate of the Secretary or Assistant Secretary of the Company attaching resolutions of its board of directors evidencing approval of the transactions contemplated by this Agreement and the other Note Documents and the exchange of the Notes, and in each case, the execution, delivery and performance thereof, and authorizing certain officers to execute and deliver the same, and certifying that such resolutions were duly and validly adopted and have not since been amended, revoked or rescinded; and

(f) evidence of good standing as to the Company from all relevant jurisdictions.

Section 4.10 Deed of Trust. The Company will deliver or cause to be delivered to such Purchaser the documentation set forth in Section 22.3 of the Deed of Trust that is necessary for the Obligations owing or to be owed to such Purchaser to become “Additional Obligations” under the Deed of Trust.

Section 4.11 Opinions of Counsel. Such Purchaser shall have received an opinion in form and substance satisfactory to such Purchaser, dated the date of such Closing from Vinson & Elkins, LLP, counsel for the Company, substantially in the form set out in Schedule 4.11.

Section 4.12 Financial Statements. Such Purchaser shall have received audited financial statements of the Company for the fiscal year ended December 31, 2018.

Section 4.13 Consents and Approvals. All Required Permits and all governmental and third party permits and regulatory and other approvals required to be in effect in connection with the exchange of the Notes hereunder have been obtained and are in effect, all applicable waiting periods have expired without any materially adverse action being taken by any applicable authority.

Section 4.14 Proceedings and Documents. All corporate and other proceedings in connection with the Closing and all documents and instruments incident thereto shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request in connection with the Closing.

Section 5. Conditions to Company’s Obligations.

The Company’s obligation to issue the Notes in exchange for the Exchanged Notes at the Closing is subject to the fulfillment, prior to or at the Closing, of the following conditions:

Section 5.1 InfraREIT Merger. The InfraREIT Merger shall have been consummated in accordance with the Merger Agreement.

Section 5.2 Exchange of Prior Notes. Contemporaneously with the Closing, (i) the exchange of Prior Notes in an aggregate principal amount not less than 100% of the aggregate principal amount of each series of Prior Notes shall have occurred in accordance with the applicable NPA and (ii) originals of such Prior Notes shall have been delivered by the applicable Purchasers with appropriate endorsements to the Company.

Section 5.3 No Legal Restraint. No court or other Governmental Authority of competent jurisdiction shall have enacted, issued or promulgated, enforced or entered any law, regulation, order, or decree that is in effect and restrains, enjoins or otherwise prohibits or makes illegal the consummation of the transactions contemplated hereunder.

Section 5.4 Representations and Warranties. The representations and warranties of each Purchaser in this Agreement and the other Note Documents to which such Purchaser is a party shall be correct in all material respects when made and at the Closing; provided that if a representation or warranty specifies a specific date, other than the date of Closing, such representation or warranty shall be correct in all material respects as of such other date.

Section 6. Representations and Warranties of the Company.

After giving effect to the InfraREIT Merger, the Company represents and warrants to the Purchasers that:

(a) As of the date hereof, the Exchange Act Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (other than disclosures regarding the closing of the InfraREIT Merger and related transactions and the effectiveness of the Note Purchase Agreements).

(b) The Company has been organized and is validly existing as a limited liability company and is in good standing under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Exchange Act Documents, and is qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

(c) As of the date hereof, the Company does not have any significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X of the Commission, other than InfraREIT Partners, TDC, SDTS and Merger Sub.

(d) The Company (i) is not in violation of its Certificate of Formation or LLC Agreement, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is bound or to which any of its properties are subject, except for any such defaults that would not, individually or in the aggregate, have a Material Adverse Effect and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(e) Except as set forth as such in or contemplated by the Exchange Act Documents, the Company and each of its Subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

Except as set forth as such in or contemplated by the Exchange Act Documents, the facilities of the Company or any of its Subsidiaries, as the case may be, are not used to manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other Applicable Law relating to environmental pollution, or any nuclear fuel or other radioactive materials, in violation in any material respect of any law or any regulations promulgated pursuant thereto, except to the extent that such violations could not reasonably be expected to result in a Material Adverse Effect. Except as set forth as such in or contemplated by the Exchange Act Documents, the Company is not aware of any events, conditions or circumstances involving environmental pollution or contamination that could reasonably be expected to result in a Material Adverse Effect.

(f) The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute (i) a default under its Certificate of Formation or LLC Agreement, (ii) a default under any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which it is bound or to which any of its property is subject, except for defaults that would not, individually or in the aggregate, have a Material Adverse Effect or (iii) a violation of any statute, order, rule or regulation applicable to the Company, except for breaches, defaults, violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(g) The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the offer and sale of the Notes to the Purchasers in accordance herewith to be registered under the Securities Act.

(h) None of the Company, its Affiliates, or any Person acting on its or any of their behalf has engaged, in connection with the exchange of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(i) No approval, authorization, consent or order of any public board or body (other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any jurisdiction (other than the federal securities laws of the United States of America), as to which the Company makes no representation or warranty) is legally required for the exchange of the Notes by the Company. No report, financial statement or other written information (other than any projection and other forward looking information and other information of a general economic or industry specific nature) filed by or on behalf of the Company, when taken together with all reports of the Company filed with the Commission under the Exchange Act, contained any material misstatement of fact or omitted any material fact necessary to make the statements therein not materially misleading, in the light of the circumstances under which such statements were made; provided that, with respect to projections and forward looking statements, the Company represents only that such information was prepared in good faith based upon assumptions and estimates believed to be reasonable at the time made and notes that whether or not such projections or forward looking statements are in fact achieved will depend upon future events some of which are not within the control of the Company and actual results may vary from the projections and such variations may be material and, accordingly, the Company gives no representation and warranty that such projections and forward looking statements will be achieved.

(j) The Financial Statements, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries, other than InfraREIT Partners, TDC and SDTS, at the dates indicated and the statements of income and cash flows of the Company and its consolidated Subsidiaries, other than InfraREIT Partners, TDC and SDTS, for the periods specified; except as set forth therein, the Financial Statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.

(k) This Agreement has been duly authorized, executed and delivered by the Company which has the necessary power and authority to execute, deliver and perform its obligations under this Agreement.

(l) This Agreement is a valid and binding instrument, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m) The Deed of Trust has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity and except to the extent that the law of the jurisdictions in which the mortgaged property is located may limit or deny certain remedial provisions of the Deed of Trust.

(n) The Notes have been duly authorized by the Company for issuance to the Purchasers pursuant to this agreement and, when executed by the Company and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of this Agreement and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has all requisite limited liability company power and authority to issue and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement.

(o) The Company has good and indefeasible title to all real property owned by the Company which is necessary to the operation of the Company’s businesses as currently conducted and described in the Deed of Trust as subject to the Lien thereof, and good title to all other property owned by the Company which is necessary to the operation of the Company’s businesses as currently conducted and so described as subject to such Lien, in each case (i) except where the failure to have such good title or valid interests could not reasonably be expected to have a Material Adverse Effect, and (ii) subject only to Permitted Liens.

(p) The Deed of Trust constitutes, and at the Closing the Deed of Trust will constitute, a valid first Lien upon and security interest in the interest held by the Company in its property covered by the Deed of Trust securing all of the Company’s obligations under the Notes and this Agreement, including, without limitation, principal, interest, Make-Whole Amount, if any, fees, expenses and all other obligations of the Company hereunder and under the Notes, subject to Permitted Liens and to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles. The Deed of Trust by its terms effectively subjects, and at and after the Closing the Deed of Trust by its terms will effectively subject, to the Lien thereof all Mortgaged Property acquired by the Company after the date of the execution and delivery of the Deed of Trust, subject to no Lien prior to the Lien of the Deed of Trust except (i) Permitted Liens, (ii) any Lien thereon existing at the time of such acquisition, (iii) any Lien for unpaid portions of the purchase price thereof placed thereon at the time of such acquisition, (iv) with respect to real property, any Lien placed thereon following the acquisition thereof by the Company and prior to the recording and filing in the county or counties where such real property is located of a deed of trust or other instrument specifically describing and granting a Lien upon such real property, (v) as otherwise provided in Section 8.5, (vi) except for possible claims in bankruptcy and possible claims for taxes and (vii) such other matters as would not materially affect the Lien of the Deed of Trust. The Deed of Trust has been recorded in the Office of the Secretary of State of the State of Texas and notices pursuant to and in accordance with Section 261.011 of the Texas Business and Commerce Code have been duly filed in each of the counties in the State of Texas in which any real property owned by the Company as of the date of the Closing and described in the Deed of Trust is located, and all requisite steps will have been taken to perfect the security interest of the Deed of Trust in personal property of the Company; and at the Closing all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Deed of Trust, the filing of financing statements and similar documents will have been paid.

(q) Other than as set forth or contemplated in the Exchange Act Documents, as of the date hereof, there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(r) The Company is not, and after giving effect to the exchange of the Notes, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s) Subject to the accuracy of the representations and warranties and the due performance of the agreements of the Purchasers in Section 7 (including, without limitation, the transfer restrictions referred to therein), the exchange and delivery of the Notes to the Purchasers in the manner contemplated by this Agreement do not require registration under the Securities Act.

(t) The Company maintains “disclosure controls and procedures” (as defined in Rule 15d-15(e) of the Exchange Act) reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Company has carried out evaluations, under the supervision and with the participation of the Company’s principal executive and principal financial officers, of the effectiveness of the Company’s disclosure controls and procedures in accordance with Rule 15d-15 of the Exchange Act.

(u) The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 15d-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(v) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(w) Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(x) No part of the proceeds from the exchange of the Notes hereunder:

(1) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(2) will be used, directly or indirectly, in violation of, any applicable Anti-Money Laundering Laws; or

(3) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, any applicable Anti-Corruption Laws.

(y) The Company has established procedures and controls which it reasonably believes are adequate to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

(z) No part of the proceeds from the exchange of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section 6(z), the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

(aa) Except where the failure of which could not be reasonably expected to have a Material Adverse Effect, (a) each of the Company and each of its Subsidiaries has filed all federal, state and local and non-U.S. income tax returns required to be filed by it and has paid all material taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) contested in good faith as to which adequate reserves have been provided to the extent required by law and in accordance with GAAP, (b) each of the Company and each of its Subsidiaries has provided adequate reserves in accordance with GAAP for the payment of all federal, state, provincial and foreign taxes not yet due and payable and (c) each of the Company and each of its Subsidiaries has satisfied all of its tax withholding obligations.

(bb) (i) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

(ii) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than an amount that could reasonably be expected to have a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(iii) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(iv) No event has occurred with respect to the expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

(v) The execution and delivery of this Agreement and the exchange of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 6(bb)(v) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 7.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(vi) The Company and its Subsidiaries do not have any Non-U.S. Plans.

(cc) Each of the Company’s Significant Subsidiaries, if any, (a) is a corporation, limited liability company or other type of Person duly incorporated or formed (as the case may be), validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation (as the case may be) and (b) has all corporate, limited liability company, partnership or other (as the case may be) powers necessary to carry on its business substantially as now conducted, except where the failure to do so could not be reasonably expected to have a Material Adverse Effect. Each of the Company’s Significant Subsidiaries, if any, has all material governmental licenses, authorizations, consents and approvals required to carry on its business substantially as now conducted, except where the failure to do so could not be reasonably expected to have a Material Adverse Effect.

(dd) Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of whom has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the exchange of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

(ee) The Obligations constitute “Additional Obligations” as defined in the Deed of Trust.

Section 7. Representations of the Purchasers.

Section 7.1 Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Such Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 7.2 Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 7.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.3 Separateness of the Company. Such Purchaser acknowledges and affirms that (1) it has acquired the Notes in reliance upon the separateness of the Company, its majority owner, Oncor Electric Delivery Holdings Company LLC (“Holdings”) and each of their Subsidiaries from Sempra Energy and its Affiliates (other than the Company, Holdings and their Subsidiaries) and (2) the Company and its Subsidiaries have assets and liabilities that are separate from those of Sempra Energy and its Affiliates (other than the Company, Holdings and their Subsidiaries).

Section 8. Covenants of the Company.

Section 8.1 Payment of Notes. The Company shall pay the principal of and premium (including Make-Whole Amount), if any, and interest, if any, on the Notes of each series in accordance with the terms of such Notes and this Agreement.

Section 8.2 Maintenance of Corporate Existence. Subject to the rights of the Company under Section 8.5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence as a limited liability company.

Section 8.3 [Reserved].

Section 8.4 Limitation on Secured Debt.

(a) The Company shall not issue any Secured Debt (other than Permitted Secured Debt), except as expressly contemplated in subsection (b) of this Section 8.4.

(b) The provisions of subsection (a) shall not prohibit the creation or existence of any Secured Debt if either:

(1) the Company shall make effective provision whereby the Obligations shall be secured at least equally and ratably with such Secured Debt; or

(2) such Secured Debt is issued pursuant to an Indenture and the Obligations are secured at least equally and ratably with such Secured Debt.

Section 8.5 Consolidation, Merger, Conveyance, or Other Transfer.

(a) The Company shall not consolidate with or merge into any other corporation, or convey or otherwise transfer, or lease, as or substantially as an entirety the Company’s Electric Utility Property to any Person, unless:

(1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, as or substantially as an entirety such Electric Utility Property shall be a corporation organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia (such corporation being hereinafter sometimes called the “Successor Company”) and shall execute and deliver to the Purchasers a supplement to this Agreement, which in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the Notes then outstanding, contains an express assumption by the Successor Company of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Notes then outstanding and the performance and observance of every covenant and condition of this Agreement to be performed or observed by the Company.

(2) in the case of a lease, such lease shall be made expressly subject to termination at any time during the continuance of an Event of Default, by (A) the Company or the Purchasers and (B) the purchaser of the property so leased at any sale thereof, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings; and

(3) immediately after giving effect to such transaction (and treating any Debt that becomes an obligation of the Successor Company as a result of such transaction as having been incurred by the Successor Company at the time of such transaction), no Default or Event of Default shall have occurred and be continuing.

(b) Upon any consolidation or merger or any conveyance or other transfer of, as or substantially as an entirety the Company’s Electric Utility Property in accordance with Section 8.5(a), the Successor Company shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Agreement with the same effect as if such Successor Company had been named as the “Company” herein.

(c) In the case of a conveyance or other transfer to any Person or Persons as contemplated in Section 8.5(a), upon the satisfaction of all the conditions specified in Section 8.5(a) the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Agreement and on and under all Notes then outstanding (unless the Company shall have delivered to the Purchasers an instrument in which it shall waive such release and discharge) and, upon request by the Company, the Purchasers shall acknowledge in writing that the Company has been so released and discharged.

(d) Nothing in this Agreement shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting corporation or any conveyance or other transfer, or lease, of any part of the Company’s Electric Utility Property which does not constitute the entirety or substantially the entirety of its Electric Utility Property.

A conveyance, transfer or lease by the Company of Electric Utility Property shall not be deemed to constitute the conveyance, transfer or lease as or substantially as an entirety of its Electric Utility Property for purposes of this Agreement if the Fair Value of the Electric Utility Property retained by the Company exceeds 143% of the aggregate principal amount of all outstanding Notes and any other outstanding debt securities of the Company that rank equally with, or senior to the Notes with respect to such Electric Utility Property. Such Fair Value shall be established by the delivery to the Purchasers of an Independent Expert’s Certificate stating the Independent Expert’s opinion of such Fair Value as of a date not more than 90 days before or after such conveyance, transfer or lease; but only if the trustee under either Indenture is requiring an Independent Expert’s Certificate with respect to any such conveyance, transfer or lease. This Section 8.5 is not intended to limit the Company’s conveyances, transfers or leases of less than the entirety or substantially the entirety of its Electric Utility Property. For the avoidance of doubt, the requirements of this Section 8.5 shall not prohibit or restrict in any way the consummation of the Asset Exchange or the InfraREIT Merger.

Section 8.6 Financial Ratio.

The Company shall at all times maintain, on a consolidated basis, a Total Debt to Capitalization Ratio of not more than 0.65 to 1.00.

Section 8.7 Compliance with Laws; Business and Properties. The Company shall, and shall cause each of its Significant Subsidiaries to, comply with all applicable laws, whether now in effect or hereafter enacted, except (i) where the validity or applicability of such laws, rules, regulations or orders is being contested by appropriate proceedings in good faith or (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of its business in good working order, ordinary wear and tear excepted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.8 Financial Statements, Reports, Etc.

The Company shall furnish to each holder of Notes:

(a) not later than the earlier of (i) 120 days after the end of each fiscal year of the Company and (ii) the date on which such corresponding financial statements are delivered under any Material Credit Facility, a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(b) not later than the earlier of (i) 75 days after the end of each of the first three quarters of each fiscal year of the Company and (ii) the date on which such corresponding financial statements are delivered under any Material Credit Facility, a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter, for the portion of the Company’s fiscal year ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth comparative figures for the corresponding date in the previous year and period to the extent required in Form 10-Q, all certified (subject to normal year-end adjustments and absence of footnotes) as to fairness of presentation, GAAP and consistency by a Senior Financial Officer of the Company;

(c) simultaneously with any delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate of a Senior Financial Officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the covenant contained in Section 8.6 on the date of such financial statements, and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action that the Company is taking or proposes to take with respect thereto;

(d) forthwith upon becoming aware of the occurrence of any Default or Event of Default, a certificate of a Senior Financial Officer of the Company setting forth the details thereof and the action that the Company is taking or proposes to take with respect thereto;

(e) promptly upon the filing thereof, copies of each final prospectus (other than a prospectus included in any registration statement on Form S-8 or its equivalent or with respect to a dividend reinvestment plan) and all reports on Forms 10-K, 10-Q and 8-K and similar reports that the Company shall have filed with the Commission, or any Governmental Authority succeeding to any of or all the functions of the Commission;

(f) Employee Benefits Matters — promptly, and in any event within 5 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, the filing of any report or notice by the Company or any ERISA Affiliate with the PBGC with respect to any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof and that could reasonably be expected to have a Material Adverse Effect;

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan if, in any such cases, such steps or action could reasonably be expected to have a Material Adverse Effect;

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans.

The financial statements, prospectuses and reports described in subsections (a), (b) and (e) above will be deemed to have been delivered hereunder if publicly available on the Commission’s EDGAR Database with respect to the Company or on the Company’s website no later than the date specified for delivery of same under subsection (a), (b) or (e), as applicable, above. The Company shall have given each holder of a Note written notice, which may be by e-mail or in accordance with Section 18, within two Business Days of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

Section 8.9 Insurance. The Company shall, and shall cause each of its Subsidiaries to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Company believes (in the good faith judgment of the management of the Company, as applicable) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Company believes (in the good faith judgment of management of the Company, as applicable) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Company believes (in the good faith judgment of management of the Company, as applicable) is reasonable and prudent in light of the size and nature of its business.

Section 8.10 Taxes, Etc. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge promptly when due all material taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside. If a final company adjustment (“FPA”) occurs under the procedures of the Bipartisan Budget Act of 2015 (the “2015 Act”), then the Company shall timely elect to utilize the alternative procedure described in Code section 6226(a) (a “Push Out Election”).

Section 8.11 Maintaining Records. The Company shall, and shall cause each of its Subsidiaries to, maintain financial records in accordance with GAAP.

Section 8.12 Use of Proceeds. The Company shall not, and shall not cause or permit any of its Subsidiaries to, use the proceeds of the Notes for purposes other than for working capital and other general corporate purposes. The Company will not, directly or, to the knowledge of the Company, indirectly, use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions. No part of the proceeds of the Notes will be used, directly, or to the Company’s knowledge, indirectly, in violation of Anti-Corruption Laws or applicable Sanctions.

Section 8.13 Transaction with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate; provided that, the foregoing shall not prohibit (i) payment of customary fees and reasonable out-of-pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Company and its Subsidiaries in the ordinary course of business, (ii) services (including asset replacement, operation, maintenance, and corporate support services), to be provided by the Company to certain Affiliates at cost following the InfraREIT Merger pursuant to the PUCT order in Docket No. 48929 (which services, for the avoidance of doubt, may include selling or reselling goods or services to Affiliates in compliance with PUCT rules or regulations) (iii) corporate support services (as defined in 16 Texas Administrative Code §25.272(c)(4)) provided to or from the Company or any Affiliate in compliance with PUCT rules or regulations, and (iv) any other transaction pursuant to a PUCT order or any law or regulation.

Section 8.14 Further Assurances. The Company shall take all actions necessary to insure that the Collateral Agent, on behalf of the Secured Parties, has and continues to have in all relevant jurisdictions duly and validly created, attached and enforceable first priority Liens on the Mortgaged Property, including perfected first-priority Liens (subject to Permitted Liens) in accordance with the Deed of Trust. The Company shall cause the Obligations to constitute direct senior secured obligations of the Company and to be senior in right of payment and to rank senior in right of security (other than Permitted Liens) with respect to the Mortgaged Property granted in the Deed of Trust to all other Debt of the Company (other than the Obligations (as defined in the Deed of Trust), with which it shall be pari passu in accordance with the terms of the Deed of Trust).

Section 8.15 Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if, to its knowledge, such investment, dealing or transaction (i) would cause any holder of Notes or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 8.16 Reserved.

Section 8.17 Priority Debt. The Company will not at any time permit Priority Debt to exceed the greater of 10% of the Company’s Net Tangible Assets or 10% of Capitalization, as shown on the Company’s balance sheet most recently delivered pursuant to Section 8.8(a) or Section 8.8(b).

Section 8.18 Visitation. The Company shall permit the representatives of each holder of a Note that is an Institutional Investor:

(a) No Default or Event of Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default or Event of Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested, to the extent permitted by law or regulation.

Section 8.19 Line of Business. The Company will not engage in any business if, as a result, the general nature of the business in which the Company would then be engaged would be substantially changed from those of an electric transmission and distribution company, including owning or operating equipment or facilities to transmit and distribute electricity, and engaging in any other activities related or incidental thereto or in anticipation thereof. Notwithstanding anything to the contrary contained herein but subject to compliance with Section 8.17, the Company shall be permitted to own, purchase and acquire equity interests in, and make capital contributions and intercompany loans to Subsidiaries.

Section 8.20 Sales of Assets, Etc. The Company will not make any Asset Disposition unless:

(a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged;

(b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

(c) the sum of the Disposition Value of the property subject to such Asset Disposition, plus the aggregate Disposition Value of all other property that was the subject of an Asset Disposition during the fiscal year in which such Asset Disposition occurs would not exceed 10% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter of the Company.

Notwithstanding the foregoing Section 8.20, if an Indebtedness Prepayment Application and/or a Property Reinvestment Application has been made with respect to all or a portion of the Net Proceeds Amount of any Asset Disposition within one year after such Asset Disposition is consummated, then such Asset Disposition shall be deemed not to be an Asset Disposition to the extent of such Indebtedness Prepayment Application and/or Property Reinvestment Application for the purpose of determining compliance of this Section 8.20 as of any date.

Notwithstanding anything to the contrary herein or in any other Note Document, it is understood and agreed that the liens on and security interests in any Mortgaged Property that is subject to an Asset Disposition permitted under Section 8.20 shall be automatically released in accordance with the Deed of Trust without the need for any further consent from, or action by, any holder of Notes. In addition, in connection with any Asset Disposition permitted under Section 8.20, each holder of notes hereby agrees to execute and/or deliver any documents and/or take any other action reasonably requested by the Company to further evidence or give effect to the release of liens on or security interests in any Collateral that is subject to such Asset Disposition.

Section 8.21 Restricted Payments. The Company will not, directly or indirectly, make or declare any Distribution to its members unless such Distribution complies with the Company’s limited liability company agreement in effect at the time of such Distribution.

Section 8.22 Amendment to Deed of Trust. In the event the Company amends the Deed of Trust after the date of the Closing in a manner that requires the consent of Holders of Obligations (as defined in the Deed of Trust) pursuant to Section 7.2 of the Deed of Trust, the Company agrees to use reasonable commercial efforts to include an amendment to the definition of Additional Obligations as provided in the Deed of Trust to read as set forth in Exhibit A.

Section 8.23 Termination of Liens. The Company shall within 30 days after the date of Closing file the appropriate termination and release documents after giving effect to the InfraREIT Merger in order to terminate all Liens securing the Exchanged Notes.

Section 9. Payment and Prepayment of the Notes.

Section 9.1 Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 9.2 Optional Prepayments with Make-Whole Amount.

(a) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any series of Notes, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 9.2 not less than ten days and not more than sixty days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 16. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of such series of Notes to be prepaid on such date, the principal amount of each Note of such series held by such holder to be prepaid (determined in accordance with Section 9.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount (if any) for such series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Any notice of optional prepayment under this Section 9.2 may state that such prepayment shall be conditional upon the receipt by the Company, on or prior to the date fixed for such prepayment, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Notes and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to prepay such Notes. In the event that such notice of optional prepayment contains such a condition and such money is not so received, the prepayment shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of optional prepayment was given, that such money was not so received and such prepayment was not required to be made, and the Company shall promptly return to the Purchasers of the Notes to have been redeemed any of such Notes which had been surrendered for payment upon such redemption.

(b) Notwithstanding anything contained in this Section 9.2 to the contrary, if and so long as any Default or Event of Default shall have occurred and be continuing, any partial prepayment of the Notes pursuant to the provisions of Section 9.2(a) shall be allocated among all of the Notes of all series of Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

Section 9.3 Allocation of Partial Prepayments. In the case of each partial prepayment of a series of Notes pursuant to Section 9.2, the principal amount of the Notes of such series to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 9.4 Maturity; Surrender, Etc. In the case of each optional prepayment of Notes of any series pursuant to this Section 9, the principal amount of each Note to be prepaid shall, subject to the satisfaction of the conditions to such prepayment, mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any from and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 9.5 Purchasers of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (except to the extent necessary to reflect differences in interest rates and maturities of the Notes of different series). Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 9.6 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (z) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 9.7 Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 9.2.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (2) closest to and greater than such Remaining Average Life and (3) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 9.4.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 9.2.

Section 9.8 Change in Control / Sanctions Event.

(a) Notice of Change in Control. The Company will, within five (5) days after the occurrence of any Change in Control or Sanctions Event, give written notice (the “Change in Control Notice”) of such Change in Control or Sanctions Event to each holder of Notes. Such Change in Control Notice shall contain and constitute an offer to prepay the Notes as described in Section 9.8(b) hereof and shall be accompanied by the certificate described in Section 9.8(e).

(b) Offer to Prepay Notes. The offer to prepay Notes shall be an offer to prepay, in accordance with and subject to this Section 9.8, all, but not less than all, the Notes held by each holder on a date specified in such offer (the “Proposed Prepayment Date”). Such Proposed Prepayment Date shall be not less than 15 days and not more than 30 days after the date of such offer.

(c) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 9.8 by causing a notice of such acceptance to be delivered to the Company not later than 15 days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 9.8 shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 9.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium unless a Sanctions Event has occurred, in which case the Make Whole Amount shall be due and payable in connection with such prepayment. The prepayment shall be made on the Proposed Prepayment Date.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 9.8 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 9.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 9.8 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

Section 9.9 Prepayment in Connection with Sales of Assets. (a) If the Company wants to offer to prepay any series of Notes in connection with an Asset Disposition pursuant to Section 8.20, the Company will give written notice thereof to the holders of all outstanding Notes of such series, which notice shall (i) refer specifically to Section 9.9 and describe in reasonable detail the Asset Disposition giving rise to such offer to prepay the Notes, (ii) specify the principal amount of each Note being offered to be prepaid, (iii) specify a date not less than 30 days and not more than 60 days after the date of such notice (the “Disposition Prepayment Date”) and specify the Disposition Response Date (as defined below), and (iv) offer to prepay on the Disposition Prepayment Date the amount specified in (ii) above with respect to each Note together with interest accrued thereon to the Disposition Prepayment Date. Each Noteholder shall notify the Company of such Noteholder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company (provided, however, that any Noteholder who fails to so notify the Company shall be deemed to have rejected such offer) on a date at least 5 days prior to the Disposition Prepayment Date (such date 5 days prior to the Disposition Prepayment Date being the “Disposition Response Date”), and the Company shall prepay on the Disposition Prepayment Date the amount specified in (ii) above plus interest accrued thereon to the Disposition Prepayment Date, but without Make-Whole Amount or other premium, with respect to each Note of such series held by the Noteholders who have accepted such offer in accordance with this Section 9.9.

(b) Notwithstanding anything contained in this Section 9.9 to the contrary, if and so long as any Default or Event of Default shall have occurred and be continuing, any partial prepayment of the Notes pursuant to the provisions of Section 9.9(a) shall be allocated among all of the Notes of all series of Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

Section 10. Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) failure to pay any interest on any Note when it becomes due and payable and continuance of such default for a period of 5 days; or

(b) failure to pay the principal of or Make-Whole Amount, if any, on any Note when it becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Sections 8.2 and 8.6; or

(d) (x) the Company defaults in the performance of or compliance with any term contained in Sections 8.4, 8.5, 8.8(d), 8.12, 8.13, 8.15, 8.17 and 8.21 and such default continues unremedied for a period of five (5) Business Days or (y) the Company defaults in the performance of or compliance with any other term contained in this Agreement (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section 10 specifically addressed) and such default continues unremedied for a period of 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 10(d)), unless the Required Holders shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Required Holders shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

(e) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

(f) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors; or

(g) the sale or transfer of all or any Material part of the Mortgaged Property in foreclosure (or deed in lieu of foreclosure) of a Lien (other than Permitted Liens) created or existing as an encumbrance on the Mortgaged Property securing the Obligations or any other Secured Debt (other than Permitted Secured Debt); or

(h) any representation or warranty made or deemed made by the Company in or in connection with the execution and delivery of this Agreement or the exchange of the Notes made hereunder shall prove to have been untrue in any material respect (without duplication of materiality qualifications otherwise set forth in such representations and warranties) when so made, deemed made or furnished; or

(i) the Company or any Subsidiary thereof shall (i) fail to pay any principal of or premium or make-whole amount or interest, regardless of amount, due in respect of any Debt in a principal amount in excess of $100,000,000, when and as the same shall become due and payable, subject to any applicable grace periods, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Debt if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf to cause, such Debt to become accelerated or due prior to its stated maturity; or

(j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against the Company or any Subsidiary thereof or any combination thereof (to the extent not paid or covered by insurance provided by a carrier not disputing coverage) and such judgment or order shall remain undischarged or unstayed for a period of 60 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any Subsidiary thereof to enforce any such judgment or order; or

(k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or

(ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 10(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l) any Security Document ceases to give the Collateral Agent perfected first priority Liens (subject to Permitted Liens) purported to be created thereby in a material portion of the Mortgaged Property, taken as a whole, for any reason other than as expressly permitted hereunder or thereunder (including by amendment, waiver and/or consent granted in accordance with the terms hereunder or thereunder) or satisfaction in full of the Obligations; or any Note Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including by amendment, waiver and/or consent granted in accordance with the terms hereunder or thereunder) or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Company contests in any manner the validity or enforceability of any Note Document; or the Company denies that it has any further liability or obligation under any Note Document or purports to revoke, terminate or rescind any Note Document, other than, for each of the foregoing, as expressly permitted hereunder or thereunder (including by amendment, waiver and/or consent granted in accordance with the terms hereunder or thereunder) or satisfaction in full of the Obligations.

Section 11. Remedies On Default, Etc.

Section 11.1 Acceleration.

(a) If an Event of Default with respect to the Company described in Section 10(e) or (f) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 10(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

(d) Upon any Notes becoming due and payable under this Section 11.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances and does not constitute payment of unaccrued future interest.

Section 11.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 11.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 11.3 Rescission. At any time after any Notes have been declared due and payable pursuant to Section 11.1(b) or Section 11.1(c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of any Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 16, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 11.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 11.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 14, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 11, including reasonable attorneys’ fees, expenses and disbursements.

Section 12. Registration; Exchange; Substitution of Notes.

Section 12.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement or any other Note Document. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 12.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 17(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Error! Reference source not found. or Error! Reference source not found., as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 7.1. The transferee of any Note in accordance with Section 12.1 shall have all rights, benefits and obligations of the holders of such Note under the Note Documents as if such holder were an original signatory hereto without any further action being required under the Note Documents.

Section 12.3 Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 17(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer (as defined in Rule 144A of the Securities Act), such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 13. Payments On Notes.

Section 13.1 Place of Payment. Subject to Section 13.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, NY at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 13.2 Payment by Wire Transfer. The Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 12.2. The Company will afford the benefits of this Section 13.2 to any Institutional Investor that is the direct or indirect transferee in accordance with Section 12.1 of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 13.2.

Section 14. Expenses, Etc.

Section 14.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any other Note Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any other Note Document or in responding to any subpoena or other legal process or informal investigative demand issued (i) in connection with this Agreement, the Notes or any other Note Document, or (ii) by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any other Note Document and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500 per series of Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 14.2 Survival. The obligations of the Company under this Section 14 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Note Document, and the termination of this Agreement.

Section 15. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the other Note Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note; provided that, no representation or warranty shall be deemed to be made as of any time other than the date of execution and delivery of this Agreement, the Notes or the other Note Documents, as applicable. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or the other Note Documents shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any other Note Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 16. Amendment and Waiver.

Section 16.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes or any Default or Event of Default may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a) no amendment or waiver of any of Section 1, 2, 3, 4, 5, 6, 7 or 201 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each holder of each Note at the time outstanding, (i) subject to Section 11 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to receive in exchange for their Exchanged Notes pursuant to Section 2 upon the satisfaction of the conditions to the Closing that appear in Section 4 or (iii) amend any of Sections 9 (except as set forth in the second sentence of Section 9.2), 10(a), 10(b), 11, 16 or 19.

Notwithstanding the foregoing, the Deed of Trust and any other Security Document may be amended as provided in the Deed of Trust or such applicable Security Document.

Section 16.2 Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 16 to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 16 by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates (either pursuant to a waiver under Section 16.1 or subsequent to Section 9.5 having been amended pursuant to Section 16.1), in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 16.3 Binding Effect, Etc.. Any amendment or waiver consented to as provided in this Section 16 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

Section 16.4 Notes Held by Company, Etc.. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 17. Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile or telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 17 will be deemed given only when actually received.

Section 18. Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 18 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 19. Confidential Information.

For the purposes of this Section 19, “Confidential Information” means Information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) other than as a result of disclosure by any other Purchaser or its employees or agents in violation of this Section 19, was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) other than as a result of disclosure by any other Purchaser or its employees or agents in violation of this Section 19, subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, or (c) other than as a result of disclosure by any other Purchaser or its employees or agents in violation of this Section 19, otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary. “Information” means information concerning the Company or its Subsidiaries, irrespective of its source or form of communication, furnished by or on behalf of the Company or any of its Subsidiaries, including without limitation notes, analyses, compilations, studies or other documents or records prepared by any Purchaser, which contain or reflect or were generated from information supplied by or on behalf of the Company or its Subsidiaries. Each Purchaser will use the Confidential Information solely for purposes pertinent to such Purchaser’s evaluation, holding, monitoring, enforcement, permitted transfers and uses ancillary to the foregoing, all in respect of the Notes, and will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 19, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 19), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 19), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Note Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 19 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 19.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any other Note Document, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 19, this Section 19 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 19 shall supersede any such other confidentiality undertaking.

Section 20. Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 7.1. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 20), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 20), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of Notes under this Agreement.

Section 21. Miscellaneous.

Section 21.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 21.2 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 8 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 21.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 21.4 Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 21.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 21.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 21.7 Specific Performance. It is understood and agreed by the parties to this Agreement that money damages may not be a sufficient remedy for a beach of this Agreement by any party hereto and each non-breaching party shall be entitled to seek specific performance and injunctive or other equitable relief (including reasonable and documented attorneys’ fees and costs) as a remedy with respect to any such breach, without the necessity of proving the inadequacy of money damages as a remedy.

Section 21.8 Jurisdiction and Process; Waiver of Jury Trial.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 21.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 17 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 21.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 21.9 Indemnification. The Company shall pay, indemnify and save harmless each holder of Notes that has notified the Company in writing no later than five Business Days after the date of this Agreement that it elects to be a beneficiary of the indemnity set forth in this Section 21.9 (each such holder, an “Electing Noteholder”) from and against any and all liabilities, costs and expenses, claims, demands or judgments arising from or in connection with any income tax owed by an Electing Noteholder as a result of the issuance of new Notes by the Company in exchange for the Notes originally issued by SDTS constituting a taxable event for income tax purposes. The indemnification contained in this Section 21.9 shall survive the payment or transfer of any Note and the termination of the Agreement. Ordinarily, holders of Notes that purchased the Notes originally issued by SDTS at par will not recognize gain or loss for U.S. federal income tax purposes on the exchange of the original Notes for the new Notes. If a Purchaser becomes an Electing Noteholder, the Company, in its sole discretion at any time prior to the Closing, may by written notice to such Electing Noteholder exclude such Electing Noteholder from the Closing, whereupon such Electing Noteholder’s Exchanged Notes shall remain outstanding in accordance with their terms and not be exchanged for Notes and such Electing Noteholder shall have no further rights and obligations under this Agreement.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours, ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name: Kevin R. Fease
Title: Vice President and Treasurer

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By: Barings LLC as Investment Adviser

By:	/s/ John B. Wheeler
Name: John B. Wheeler
Title: Managing Director

C.M. LIFE INSURANCE COMPANY By: Barings LLC as Investment Adviser

By:	/s/ John B. Wheeler
Name: John B. Wheeler
Title: Managing Director

YF LIFE INSURANCE INTERNATIONAL LIMITED By: Barings LLC as Investment Adviser

By:	/s/ John B. Wheeler
Name: John B. Wheeler
Title: Managing Director

BANNER LIFE INSURANCE COMPANY By: Barings LLC as Investment Adviser

By:	/s/ John B. Wheeler
Name: John B. Wheeler
Title: Managing Director

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

COBANK, ACB

By:	/s/ C. Brock Taylor
Name: C. Brock Taylor
Title: Managing Director

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE GIBRALTAR LIFE INSURANCE CO., LTD. By: Prudential Investment Management Japan Co., Ltd., as Investment Manager By: PGIM, Inc., as Sub-Adviser

By:	/s/ Richard Carrell
Name: Richard Carrell
Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Richard Carrell
Name: Richard Carrell
Title: Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY By: PGIM, Inc., as investment manager

By:	/s/ Richard Carrell
Name: Richard Carrell
Title: Vice President

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ John W. Kunkle
Name: John W. Kunkle
Title: Managing Director

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

USAA LIFE INSURANCE COMPANY

By:	/s/ James F. Jackson, Jr.
Name: James F. Jackson, Jr.
Title: Assistant Vice President

USAA LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ James F. Jackson, Jr.
Name: James F. Jackson, Jr.
Title: Assistant Vice President

USAA CASUALTY INSURANCE COMPANY

By:	/s/ James F. Jackson, Jr.
Name: James F. Jackson, Jr.
Title: Assistant Vice President

USAA GENERAL INDEMNITY COMPANY

By:	/s/ James F. Jackson, Jr.
Name: James F. Jackson, Jr.
Title: Assistant Vice President

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

DEARBORN NATIONAL LIFE INSURANCE COMPANY

AMERICAN REPUBLIC INSURANCE COMPANY

CATHOLIC FINANICAL LIFE

CATHOIC UNITIED FINANCIAL

ROYAL NEIGHBORS OF AMERICA

POLISH NATIONAL ALLIANCE OF THE U.S. OF N.A.

MINNESOTA LIFE INSURANCE COMPANY

By: Securian Asset Management, Inc. (f/k/a Advantus Capital Management, Inc.)

By:	/s/ Chris P. Gudmastad
Name:	Chris P. Gudmastad
Title:	Vice President

[Signature Page to Note Purchase Agreement]

SCHEDULE A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2015 Act” is defined in Section 8.10.

“Affiliate” (a) has the meaning assigned thereto in Rule 501(b) under the Securities Act for purposes of Section 6 and (b) for all other purposes hereunder, means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction applicable to the Company or any of its Subsidiaries regarding bribery or any other corrupt activity.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction applicable to the Company or any of its Subsidiaries regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes.

“Asset Disposition” means any Transfer except:

(a) any Transfer from the Company or any Subsidiary to the Company or any Subsidiary;

(b) any Transfer made in the ordinary course of business and involving only inventory or any other property that is either (1) held for lease or sale or (2) worn-out, obsolete, surplus or no longer required in the operation of the business of the Company or any of its Subsidiaries;

(c) any Transfer or series of related Transfers involving property or assets having a Disposition Value of less than $20,000,000; and

(d) Dispositions permitted by Section 8.5, Liens permitted by Section 8.4, Distributions permitted by Section 8.21 and capital contributions to Subsidiaries permitted by Section 8.19.

Schedule A-1

“Asset Exchange” means the transactions set forth in the Exchange Agreement, pursuant to which certain assets will be exchanged between SDTS and SU, with such exchange effectuated pursuant to a joint survivor merger of SDTS and SU, and with both entities surviving the merger.

“Authorized Officer” means the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary or any other officer, manager or agent of the Company duly authorized pursuant to a Board Resolution to act in respect of matters relating to this Agreement.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Board of Directors” means either the board of directors, board of managers or similar governing body of the Company or any committee thereof duly authorized to act in respect of matters relating to this Agreement.

“Board Resolution” means a copy of a resolution certified by the Secretary, an Assistant Secretary or an Authorized Officer of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Purchasers.

“BONY” means The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York).

“Business Day” means (a) for the purposes of Section 9.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Dallas, Texas are required or authorized to be closed.

“Called Principal” is defined in Section 9.7.

“Capitalization” means the total of all the following items appearing on, or included in, the Company’s unconsolidated balance sheet: (a) liabilities for indebtedness maturing more than 12 months from the date of determination, and (b) membership interests, common stock, common stock expense, accumulated other comprehensive income or loss, preferred stock, preference stock, premium on common stock and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of the Company’s capital stock held in the Company’s treasury, if any. Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged, and may be determined as of the date not more than 60 days prior to the happening of the event for which the determination is being made.

Schedule A-2

“Capitalized Lease Liabilities” means the amount, if any, shown as liabilities on the Company’s unconsolidated balance sheet for capitalized leases of electric transmission and distribution property not owned by the Company, which amount shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation, patronage capital or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“CEII” means Critical Energy Infrastructure Information pursuant to, and as defined under, 18 C.F.R. § 388.113(c)(2).

“Change in Control” means, and shall be deemed to have occurred, if any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than one or more Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Shares of the Company that exceeds 35% thereof, unless one or more Permitted Holders has, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the non-independent members of the board of directors of the Company.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated thereunder from time to time.

“Collateral Agent” means BONY, acting in its capacity as collateral agent and trustee under the Deed of Trust.

“Commission” means the Securities and Exchange Commission.

“Company” means Oncor Electric Delivery Company LLC, a Delaware limited liability company, or any successor that becomes such in the manner prescribed in Section 8.5.

“Confidential Information” is defined in Section 19.

“Consolidated Total Assets” means, at any time, the total assets of the Company and its Subsidiaries which would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.

Schedule A-3

“corporation” means a corporation, association, company, limited liability company, partnership, limited partnership, joint stock company or business trust, and references to “corporate” and other derivations of “corporation” herein shall be deemed to include appropriate derivations of such entities.

“Debt”, with respect to any Person, means (a) indebtedness of such Person for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which such Person is obligated to repay such borrowed money, (b) any guaranty by such Person of any such indebtedness of another Person, and (c) any Capitalized Lease Liabilities of the Company. “Debt” does not include, among other things, (w) indebtedness of such Person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services, (x) any trade obligation (including obligations under power or other commodity purchase agreements and any hedges or derivatives associated therewith), or other obligations of such Person in the ordinary course of business, (y) obligations of such Person under any lease agreement that are not Capitalized Lease Liabilities, or (z) any Liens securing indebtedness, neither assumed nor guaranteed by the Company nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for substation, transmission line, transportation line, distribution line or right of way purposes.

“Debt Ratings” means the ratings (whether explicit or implied) assigned by S&P and Moody’s to the senior secured non-credit enhanced long term debt of the Company.

“Deed of Trust” means the Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 2008, by the Company, to and for the benefit of the Collateral Agent, as amended or otherwise modified from time to time.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Discounted Value” is defined in Section 9.7.

“Disposition Value” means, at any time, with respect to any property

(a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

(b) in the case of property that constitutes Subsidiary Stock, an amount equal to (x) the book value of all assets of the Subsidiary that issued such Subsidiary Stock multiplied by (y) the percentage of all of the outstanding Capital Stock of such Subsidiary represented by such Subsidiary Stock subject to an Asset Sale (assuming, in making such calculations, that all Securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion), determined at the time of the disposition thereof, in good faith by the Company.

Schedule A-4

“Distributions” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof) as such, or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Electric Utility Property” means any facilities, machinery, equipment and fixtures for the transmission and distribution of electric energy, including switchyards, towers, substations, transformers, poles, lines, cable, conduits, ducts, conductors, meters, regulators and all other property of the Company, real or personal, or improvements, extensions, additions, renewals or replacements of the foregoing, in each case used or useful or to be used in or in connection with the business of transmitting and distributing electric energy, whether owned by the Company at the Closing or hereafter acquired (other than Excepted Property with respect to all of the property described in this definition).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 10.

“Excepted Property” means:

(a) all cash on hand or in banks or other financial institutions, deposit accounts, securities accounts, shares of stock, interests in business trusts, general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, security entitlements and investment property, of whatsoever kind and nature, not hereafter paid or delivered to, deposited with or held by the Collateral Agent hereunder or required so to be;

(b) all contracts, leases, operating agreements and other agreements of whatsoever kind and nature; all contract rights, bills, notes and other instruments and chattel paper (except to the extent that any of the same constitute securities, security entitlements or investment property, in which case they are separately excepted under clause (a) above); all revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, transition property, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments; all governmental and other licenses, permits, franchises, consents and allowances; all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property; and all claims, credits, choses in action, commercial tort claims and other intangible property and general intangibles including, but not limited to, computer software;

Schedule A-5

(c) all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges, and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other Lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which such property is located;

(d) all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Electric Utility Property; all fuel, including nuclear fuel, whether or not any such fuel is in a form consumable in the operation of the Electric Utility Property, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of the Electric Utility Property;

(e) all coal, lignite, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company;

(f) all real property, leaseholds, gas rights, wells, gathering, tap or other pipe lines, or facilities, equipment or apparatus, in any case used or to be used primarily for the production or gathering of natural gas;

(g) all property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security;

(h) all property located outside of the State of Texas;

(i) any and all property and plants used by the Company in the generation of electricity; and

(j) all property not acquired or constructed by the Company for use in its electric transmission and distribution business.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

Schedule A-6

“Exchange Act Documents” means all forms, reports, statements, certifications, schedules and other documents (including all exhibits, amendments and supplements thereto) filed by the Company with the Commission from and after January 1, 2018 up to and including the date of the Closing.

“Exchange Agreement” means the Agreement and Plan of Merger dated as of October 18, 2018, by and among SDTS, SU and the Company, as may be amended from time to time in accordance with its terms.

“Exchanged Notes” is defined in Section 2.

“Fair Market Value” has the meaning assigned to “Fair Value” in the Deed of Trust.

“Fair Value”, with respect to property, means the fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the cost, accumulated depreciation, and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that the Fair Value of property shall be determined without deduction for any Liens on such property. Fair Value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the Expert certifying the same.

“FATCA” means Sections 1471 through 1474 of the Code, as amended, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as may be amended.

“Financial Statements” means the financial statements of the Company delivered to the Commission on Form 10-K in respect of the fiscal year ended December 31, 2018.

“FPA” is defined in Section 8.10.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

Schedule A-7

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 12.1, provided, however, that if such Person is a nominee, then for the purposes of Section 11, and 17 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness Prepayment Application” means, with respect to any Transfer of property constituting an Asset Disposition, the application by the Company or any Subsidiary of cash in an amount equal to the Net Proceeds Amount (or portion thereof) with respect to such Asset Disposition (or, with respect to the Notes issued hereunder, an offer by the Company or any Subsidiary to apply such Net Proceeds Amount (or portion thereof), regardless of whether such offer is accepted) to repay or retire Permitted Secured Debt; provided, that with respect to any such revolving Permitted Secured Debt, the amount of the Indebtedness Prepayment Application with respect thereto shall be deemed to be equal to the amount of any such repayment or retirement to the extent that there has been a commitment reduction in respect thereof; provided further that in the course of making the initial application (or initial offer in respect of such application) the Company shall (i) offer to prepay each outstanding Note in accordance with Section 9.9 in a principal amount which is at least equal to the Ratable Portion for such Note (the “Initial Offer”) and (ii) for those holders of Notes who have accepted the Initial Offer, offer to prepay the outstanding Notes of each such holder in a principal amount which is at least equal to such holder’s pro rata portion (determined based on the aggregate amount of Notes held by such holder that were accepted by such holder to be prepaid pursuant to the Initial Offer) of the amount offered to be prepaid pursuant to the Initial Offer that has been rejected by the other holders (the “Additional Offer”), such Additional Offer to provide at least 3 days to accept or reject such Additional Offer. Failure to respond shall constitute a rejection of such Additional Offer. “Ratable Portion” for any Note means an amount equal to the product of (x) the Net Proceeds Amount (or portion thereof) being so applied to the payment of Permitted Secured Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Permitted Secured Debt of the Company and its Subsidiaries outstanding at such time; provided that the outstanding principal amount of any revolving Permitted Secured Debt will not be included in such denominator except to the extent an Indebtedness Prepayment Application is being made with respect thereto in accordance with the preceding sentence.

“Indentures” means, collectively, (a) the Indenture and Deed of Trust, dated as of May 1, 2002, between the Company and BONY and (b) the Indenture (For Unsecured Debt Securities), dated as of August 1, 2002, between the Company and BONY, in each case as supplemented or otherwise modified from time to time.

“Independent Expert” shall have the meaning set forth in the Indentures.

“Independent Expert’s Certificate” means a certificate signed by an Independent Expert in the form delivered to the trustees under the Indentures.

“InfraREIT” means InfraREIT, Inc., a Maryland corporation.

Schedule A-8

“InfraREIT Merger” means the transactions set forth in the Merger Agreement pursuant to which the parties thereto will effect a business combination, as more specifically described in the Merger Agreement, through (a) a merger of InfraREIT with and into Merger Sub, with Merger Sub being the surviving entity, (b) a contribution by such surviving entity of a 1% limited partnership interest in InfraREIT Partners to an affiliate of the Company, and (c) immediately following the consummation of such merger and contribution, a merger of Merger Partnership with and into InfraREIT Partners, with InfraREIT Partners being the surviving entity.

“InfraREIT Partners” means InfraREIT Partners, LP, a Delaware limited partnership and Subsidiary of InfraREIT and after the Merger Closing Date, Oncor NTU Partnership, LP, a Delaware limited partnership.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“IRS” means the Internal Revenue Service.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any defect, irregularity, exception or limitation in record title.

“LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 9, 2018.

“Make-Whole Amount” is defined in Section 9.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

“Material Credit Facility” means a debt facility or indenture with banks or other institutional lenders providing for revolving credit loans, term loans, notes issuances or letters of credit, in each case with a principal amount not less than $350,000,000.

“Maturity Date” is defined in the first paragraph of each Note.

“Merger Agreement” means the Agreement and Plan of Merger dated as of October 18, 2018, by and among the Company, Merger Sub, Merger Partnership, InfraREIT, and InfraREIT Partners, as may be amended from time to time in accordance with its terms.

“Merger Closing Date” means the Closing Date as defined in the Merger Agreement.

Schedule A-9

“Merger Partnership” means Oncor T&D Partners, LP, a Delaware limited partnership and a wholly-owned indirect Subsidiary of the Company.

“Merger Sub” means 1912 Merger Sub LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Company and after the Merger Closing Date, Oncor NTU Holdings Company LLC, a Delaware limited liability company.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Property” has the meaning given to it in the Deed of Trust.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Proceeds Amount” means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

(a) the aggregate amount of the consideration (if not cash, valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) allocated to such Person in respect of such Transfer, net of any applicable taxes incurred in connection with such Transfer, minus

(b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

“Net Tangible Assets” means the amount shown as total assets on the Company’s unconsolidated balance sheet, less (a) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other regulatory assets carried as assets on the Company’s unconsolidated balance sheet, and (b) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Non-U.S. Purchaser” means a Purchaser (or holder of a Note) that is not a “United States person” (as defined in Section 7701(a)(30) of the Code).

“Note Documents” means this Agreement, the Notes, the Security Documents, all documents evidencing or securing the Obligations and all documents, instruments and agreements executed by the Company from time to time in connection with any of the foregoing, together with any amendment, waiver, supplement or other modification to any of the foregoing.

Schedule A-10

“Notes” is defined in Section 1.

“NPAs” means (a) this Agreement and (b) each other note purchase agreement between the Company and the holder of Prior Notes, providing for the exchange of such Prior Notes to the extent set forth therein.

“Obligation” any principal, Make-Whole Amount, if any, interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable pursuant to the terms of this Agreement, any Note or any of the Note Documents owed by the Company to the Collateral Agent or to the holders of the Notes.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Company and delivered to the Purchasers.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Required Holders.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority, provided that interests or estates in real property shall not be considered Permits.

“Permitted Holders” means any of (i) Sempra Energy or any of its Affiliates, (ii) Texas Transmission or any of its Affiliates or (iii) any member of, or other investor in, Texas Transmission or any of its Affiliates, or any investment fund or vehicle managed, sponsored or advised by any such member or investor, and any Affiliate of or successor to any such investment fund or vehicle.

“Permitted Lien” has the meaning given to it in the Deed of Trust.

“Permitted Secured Debt” means, as of any particular time, any of the following:

(a) the securities issued under the Indentures and the NPAs at or prior to the Closing;

(b) Secured Debt which matures less than one year from the date of the issuance or incurrence thereof and is not extendible at the option of the issuer; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt which matures less than one year from the date of such refunding, refinancing and/or replacement and is not extendible at the option of the issuer;

Schedule A-11

(c) Secured Debt secured by Purchase Money Liens or any other Liens existing or placed upon property at the time of, or within one hundred eighty (180) days after, the acquisition thereof by the Company, and any refundings, refinancings and/or replacements of any such Secured Debt; provided, however, that no such Purchase Money Lien or other Lien shall extend to or cover any property of the Company other than (x) the property so acquired and improvements, extensions and additions to such property and renewals, replacements and substitutions of or for such property or any part or parts thereof and (y) with respect to Purchase Money Liens, other property subsequently acquired by the Company;

(d) Secured Debt relating to governmental obligations the interest on which is not included in gross income for purpose of federal income taxation pursuant to Section 103 of the Code, for the purpose of financing or refinancing, in whole or in part, costs of acquisition or construction of property to be used by the Company, to the extent that the Lien which secures such Secured Debt is required either by applicable law or by the issuer of such governmental obligations or is otherwise necessary in order to establish or maintain such exclusion from gross income; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt;

(e) Secured Debt (x) which is related to the construction or acquisition of property not previously owned by the Company or (y) which is related to the financing of a project involving the development or expansion of property of the Company and (z) in either case, the obligee in respect of which has no recourse to the Company or any property of the Company other than the property constructed or acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (or the proceeds of such property or such project); and any refundings, refinancings and/or replacements of any Secured Debt by or with Secured Debt described in clause (z) above; and

(f) in addition to the Permitted Secured Debt described in clauses (a) through (e) above, Secured Debt not otherwise so permitted under this definition in an aggregate principal amount not exceeding the greater of 10% of the Company’s Net Tangible Assets or 10% of Capitalization, as shown on the Company’s balance sheet most recently delivered pursuant to Section 8.8(a) or Section 8.8(b).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Prior Notes” means (a) the Exchanged Notes, (b) the 7.25% Senior Notes due December 30, 2029 issued by SDTS, (c) the 6.47% Senior Notes due September 30, 2030 issued by SDTS, and (d) the 8.5% Senior Notes due December 30, 2020 issued by TDC.

Schedule A-12

“Priority Debt” means the sum of all Debt of Subsidiaries (excluding Debt of any Subsidiary owing to the Company or any other Subsidiary).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Reinvestment Application” means, with respect to any Transfer of property constituting an Asset Disposition, the application of all or any portion of the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any of its Subsidiaries of assets to be used in the principal business of the Company or any of its subsidiaries. For avoidance of doubt, to the extent consideration received by the Company or any of its Subsidiaries in an Asset Disposition is not cash, the Net Proceeds Amount in respect of such consideration received shall be considered a Property Reinvestment Application.

“PUCT” means the Public Utility Commission of Texas.

“Purchase Money Lien” means, with respect to any property being acquired by the Company, a Lien on such property which

(a) is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

(b) is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property;

(c) is held by a trustee or agent for the benefit of one or more Persons described in clause (a) and/or (b) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

(d) otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

and, without limiting the generality of the foregoing, for purposes of this Agreement, the term Purchase Money Lien shall be deemed to include any Lien described above whether or not such Lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (y) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition of such property, shall attach to or otherwise cover property other than the property being acquired and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition.

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 12.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 12.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

Schedule A-13

“Push Out Election” is defined in Section 8.10.

“Reinvestment Yield” is defined in Section 9.7.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Remaining Average Life” is defined in Section 9.7.

“Remaining Scheduled Payments” is defined in Section 9.7.

“Required Holders” means at any time the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Required Permit” means all governmental and third party Permits, patents, copyright, proprietary software, service marks, trademarks and trade names, or rights thereto, that are material to the ownership, leasing, operating and maintenance of the Electric Utility Property.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“S&P” means Standard & Poor’s Ratings Services (a division of The McGraw-Hill Companies, Inc.).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC or the U.S. Department of State.

“Sanctions Event” means (a) the Company or any Controlled Entity becomes (including by virtue of being owned or controlled by a Blocked Person) a Blocked Person or (b) the Company directly or indirectly has any investment in or engages in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder of Notes or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

“SDTS” means Sharyland Distribution & Transmission Services, L.L.C., a Texas limited liability company and after the Merger Closing Date, Oncor Electric Delivery Company NTU LLC, a Delaware limited liability company.

“Secured Debt” means Debt created, issued, incurred or assumed by the Company which is secured by a Lien upon any property (other than Excepted Property) of the Company, real, personal or mixed, of whatever kind or nature and wherever located. Any Capitalized Lease Liabilities of the Company will be deemed to be Debt secured by a Lien on the Company’s property.

Schedule A-14

“Secured Parties” means the Collateral Agent, the holders of the Notes and the other Secured Parties (as defined in the Collateral Agency Agreement) from time to time.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security Documents” means the Deed of Trust and any other security documents, financing statements and the like filed or recorded in connection with the foregoing.

“Sempra Energy” means Sempra Energy, a California corporation.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“series” means any series of Notes issued pursuant to this Agreement.

“Settlement Date” is defined in Section 9.7.

“Significant Subsidiary” means at any time, any Subsidiary of the Company that as of such time has total assets in excess of 10% of the total assets of the Company and its consolidated Subsidiaries.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“SU” means Sharyland Utilities, L.P., a Texas limited partnership.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Substitute Purchaser” is defined in Section 20.

Schedule A-15

“Successor Company” is defined in Section 8.5(a)(1).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“TDC” means Transmission and Distribution Company, L.L.C., a Texas limited liability company and after the Merger Closing Date, Oncor NTU Intermediate Company LLC, a Delaware limited liability company.

“Texas Transmission” means Texas Transmission Investment LLC.

“Total Debt” means, with respect to the Company, all Debt of the Company on a consolidated basis.

“Total Debt to Capitalization Ratio” means (a) the Company’s Total Debt, divided    by (b) the sum of (i) Total Debt plus (ii) Capitalization.

“Transfer” means, with respect to any Person, any transaction (including by merger, consolidation or disposition of all or substantially all the assets of such Person) in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. “Transfer” shall also include the creation of minority interests in connection with any merger or consolidation involving a Subsidiary if the resulting entity is owned, directly or indirectly, by the Company in the proportion less than the proportion of ownership of such Subsidiary by the Company immediately preceding such merger or consolidation.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as in effect in such jurisdiction.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Voting Shares” means, as to shares or other equity interests of a particular corporation or other type of Person, outstanding shares of stock or other equity interests of any class of such corporation or other Person entitled to vote in the election of directors or other comparable managers of such Person, excluding shares or other interests entitled so to vote only upon the happening of some contingency.

Schedule A-16